SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2014
ProAssurance Corporation
(Exact name of registrant as specified in its charter)
Delaware    001-16533    63-1261433
(State of Incorporation)    (Commission File No.)    (IRS Employer I.D. No.)
100 Brookwood Place, Birmingham, Alabama        35209
(Address of Principal Executive Office )     (Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

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ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 21, 2014, our Board of Directors elected Samuel A. Di Piazza, Jr. (Age 63) to serve on the Board for a term expiring at the 2014 Annual Meeting of Shareholders, at which time Mr. Di Piazza will stand for re-election to a full three-year term. Mr. Di Piazza joins the Board immediately and will serve as a member of the Audit Committee. Our Board has determined that Mr. Di Piazza is an independent director under the rules of the Securities and Exchange Commission and the New York Stock Exchange.
Mr. Di Piazza has most recently been the Vice-Chairman in the Institutional Clients Group of Citi,a position he will leave in February after serving in that capacity since 2011. Prior to joining Citi, he served as the Global Chief Executive Officer of PricewaterhouseCoopers International Limited (PwC) from 2002 to 2009. His 36-year career at PwC included 30 years as a partner, during which he served as Chairman and Senior Partner at PwC U.S. and was a member of the firm’s Global Leadership Team. He led PwC during the large majority of its first decade after the merger of Coopers & Lybrand with Price Waterhouse, a time in which PwC experienced record revenue and growth while expanding operations to become the largest provider of professional services throughout the world. His specialties were mergers & acquisitions, the financial services industry and international tax. During his career, he led the US and Americas Tax Practices and the PwC offices in Birmingham, Alabama, Chicago, Illinois, and New York City.
Mr. Di Piazza is a native of Birmingham, Alabama, home to the headquarters of ProAssurance, and he maintains extensive contacts in Birmingham and throughout the business and financial world. He is a frequent commentator on issues of corporate reporting, transparency and sustainable development, and is the co-author, with Harvard Professor Robert Eccles, of Building Public Trust: The Future of Corporate Reporting.
Mr. Di Piazza serves on the Board of Trustees of The Mayo Clinic and the USA Foundation Board of the World Economic Forum, as well as the UN Global Compact. He presently serves as the Chairman of the Coalition of Service Industries and is a Trustee at the Swedish-American Chamber of Commerce. He has served as a Trustee of the London-based International Financial Reporting Standards Foundation, the US-based Financial Accounting Foundation, and is past Chairman of the World Business Council on Sustainable Development, and past Chairman, Board of Trustees, of The Conference Board, Inc.
Mr. Di Piazza serves as a member of the Board of Directors of St. Patrick’s Cathedral in New York City, the Executive Committee of the National September 11 Memorial & Museum, and the Inner City Scholarship Fund of New York City. Mr. Di Piazza is a member of the Board of Directors of DirecTV, Inc. (DTV), a New York Stock Exchange listed company. He received a bachelor’s degree in Accounting from the University of Alabama and a master’s degree in Tax Accounting from the University of Houston.
A copy of the news release announcing Mr. Di Piazza’s election to our Board is included as Exhibit 99.1 and included in this Item by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

99.1	News Release issued January 22, 2014 reporting the election of Samuel A. Di Piazza, Jr. to our Board.
The information we are furnishing in Exhibit 99.1 under Item 9.01, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) as amended, or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 22, 2014

PROASSURANCE CORPORATION

By: /s/ Frank B. O’Neil
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Frank B. O’Neil
Senior Vice President

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